Exhibit 99.1

KIT digital Announces Preliminary Q1 2012 Results

NEW YORK, NY, May 3, 2012 — KIT digital, Inc. (NASDAQ: KITD), a leading video technology and services company, today reported preliminary results for the first quarter ended March 31, 2012.

Based on preliminary unaudited information, KIT digital management expects to report revenue for the first quarter of 2012 of approximately $59 million, and a non-GAAP operating loss in the first quarter of 2012 of approximately $8 million.

Contributing to the lower than expected financial results, the company cited longer than anticipated sales cycles for a number of larger opportunities, increased personnel costs associated with deployments in future quarters, payments of assumed liabilities arising from the acquisition of Sezmi, and higher than expected legal and advisory fees, among other factors.

"Over the last several weeks, the management team and I have performed a detailed review of our lines of business and their cash flow contributions, and have determined that previous guidance was too high," said Barak Bar-Cohen, KIT digital's CEO. "During our quarterly earnings call, we will present a revised operating plan and financial outlook for a growing, cash-generative software business."

On May 15, 2012, the company intends to issue its full quarterly earnings announcement and discuss its cash and debt position and outlook for the balance of the year. The announcement will be followed by an investor conference call and the filing of the company's 10-Q.

About KIT digital, Inc.

KIT digital (NASDAQ: KITD) is a leading video technology and services company. The KIT Video Platform, the company's cloud-based video asset management system, enables enterprise, media & entertainment and network operator clients to produce, manage and deliver multiscreen socially-enabled video experiences to audiences wherever they are. KIT digital services nearly 2,500 clients in 50+ countries including some of the world's biggest brands, such as Airbus, The Associated Press, AT&T, BBC, BSkyB, Disney-ABC, Google, HP, Mediaset, MTV, News Corp, RCS MediaGroup, Sky Deutschland, Sky Italia, Telecom Argentina, Telecom Italia, Telefonica O2, Universal Studios, Verizon, Vodafone and Volkswagen. KIT digital maintains executive offices in New York and its operational headquarters in Prague, Czech Republic, with offices in 21 countries around the world. Visit the company at www.kitd.com or follow on Twitter at www.twitter.com/KITdigital.

About Presentation of Non-GAAP Metrics

Non-GAAP operating income is not calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation, or as an alternative to net income, operating income or other financial measures reported under GAAP. Other companies (including the company's competitors) may define this metric differently. The company presents this metric because it believes it to be an important supplemental measure of performance. Management also uses some of this information internally for forecasting, budgeting and performance-based executive compensation. It may not be indicative of the historical operating results of KIT digital nor is it intended to be predictive of potential future results. Management intends to provide "GAAP to non-GAAP Reconciliation" tables when it issues complete results for the first quarter ended March 31, 2012.

Important Cautions Regarding Forward-Looking Statements

This press release may contain certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology, such as "believes," "estimates," "expects," "intends," "anticipates", "will continue," "projects," "plans" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements that are forward-looking may include, but are not limited to, statements made by management regarding estimated levels of revenues, non-GAAP operating margin, cash-based adjusted EPS, estimated capital expenditures as a percentage of revenues, and anticipated organic annual growth rate. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, integration of acquired businesses, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Except as required by U.S. federal securities laws, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Media Contact:

Daniel Goodfellow

SVP, Global Marketing and Communications

Tel. +1-917-513-6081

Daniel.Goodfellow@kit-digital.com

KIT digital Investor Contact:

Murray Arenson

SVP, Investor Relations & Corporate Initiatives

Tel. +1-646-553-4900

Murray.Arenson@kit-digital.com

2